EXHIBIT 1


                     CENTRAL POWER AND LIGHT COMPANY
                   RATIO OF EARNINGS TO FIXED CHARGES
                FOR THE TWELVE MONTHS ENDED JUNE 30, 1994
                        (Thousands Except Ratio)
                               (Unaudited)




Operating Income                                                $195,754

Adjustments:
  Federal income taxes                                             8,453
  Provision for deferred Federal income taxes                     73,546
  Deferred investment tax credits                                 (5,806)
  Other income and deductions                                      1,864
  Allowance for borrowed and equity funds
    used during construction                                       3,069
  Mirror CWIP amortization                                        71,851

        Earnings                                                $348,731


Fixed Charges:
  Interest on long-term debt                                    $108,587
  Interest on short-term debt and other                           12,347

        Fixed Charges                                           $120,934


Ratio of Earnings to Fixed Charges                                  2.88
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